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                                                                    Exhibit 99.3

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


I hereby consent to the reference to me as a prospective director of Inforte Corporation where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                                  /s/ Ray Kurzweil
                                                  ------------------------------
                                                  Ray Kurzweil

January 14, 2000